For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Third Quarter 2009 Results

New York, NY, October 27, 2009......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reports today its consolidated financial results for the three months and nine months ended September 30, 2009.

Consolidated net sales for the third quarter of 2009 were $205.6 million, compared to consolidated net sales of $202.9 million during the comparable quarter in 2008.  Earnings from continuing operations for the third quarter of 2009 were $4.7 million or 25 cents per diluted share, compared to earnings of $397 thousand or 2 cents per diluted share in the third quarter of 2008.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2009 were $6.6 million or 35 cents per diluted share, compared to earnings in the comparable quarter in 2008 of $499 thousand or 3 cents per diluted share. (Though the 2008 figure would have been 13 cents per share with a normalized 40% tax rate).

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200

Consolidated net sales for the nine month period ended September 30, 2009 were $575.3 million, compared to consolidated net sales of $626.4 million during the comparable period in 2008.  Earnings from continuing operations for the nine month period ended September 30, 2009 were $11.1 million or 59 cents per diluted share, compared to $13 million or 70 cents per diluted share in the comparable period of 2008.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended 2009 and 2008 were $13.1 million or 70 cents per diluted share and $3.5 million or 19 cents per diluted share, respectively.

Cash flow generated from operating activities increased by $28 million in the third quarter 2009 and $97 million over the first nine months of this year. Total debt has been reduced by $119 million to $111 million at September 30, 2009 compared to $230 million at September 2008.

Today the Company also announces that it is engaged in exploratory discussions with the managers of its European business regarding their interest in acquiring the business via a management buy-out. Proposed terms of a transaction would include the sale of the European distribution business for £1.8 million ($2.9 million) in cash and a promissory note and approximately £1.8 million ($2.9 million) in assumed debt.  In connection with the proposed sale, the Company would retain its manufacturing operation in Poland, certain land available for sale in the United Kingdom, and a small investment in a joint venture.  If the transaction is consummated under the above terms, the estimated non-cash charges for the transaction would range from £4.0 million ($6.4 million) to £4.5 million ($7.2 million).  (U.S. dollar equivalents are calculated at an assumed foreign currency exchange rate of GBP 1.60.)

Commenting on the results, Mr. Lawrence Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are quite pleased with our third quarter results. For the first time this year, sales were ahead of the comparable quarter of 2008, despite the continued headwinds of the loss of a major account at the end of 2008, the divestiture of Blue Streak Electronics, and the fall-off of OE sales. Contributing to the sales increase was new Temperature Control business from two major retailers, and pipeline orders for Engine Management for CSK, as stores and inventories were being upgraded as part of the O’Reilly acquisition. Sales for the nine months, however, remain behind 2008 for the reasons stated above.

“Gross margin percentage edged up slightly, for the quarter and the nine months, as our facilities in Mexico continue to grow and improve. We now have over 800 people in three plants in Reynosa, a significant increase over the last two years, with plans for increased growth in 2010.

“Our people continue to do an excellent job controlling Selling, General and Administrative (SG&A) expenses. SG&A expenses were $4 million below 2008 for the quarter and $18 million below 2008 for the nine months. A key part of the saving was a reduction of over 100 salaried employees over the last 12 months, roughly 10% of the total.

“All this added up to a substantial increase in earnings per share, excluding non-operational gains and losses.

“At the same time we were able to make significant improvements in our balance sheet. In July we retired the balance of our convertible bonds. Our total debt has been reduced by over 50% in the last twelve months, from $230 million to $111 million. In all, we are extremely proud of our people for what they have been able to accomplish.

“Looking at the balance of the year, due to the seasonal nature of our Temperature Control business, we typically budget a small loss for the fourth quarter. We expect that this fourth quarter will follow historical patterns.

“Finally, as stated above, we are in exploratory discussions to sell our European distribution business to our local management team. We have concluded that this does not represent a core business for the Company.  However, we intend to keep our manufacturing operation in Bialystok, Poland. With a low cost structure, and the availability of highly skilled people, we believe this operation will play a major role in our future.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, October 27, 2009.  The dial in number is 800-895-1241 (domestic) or 785-424-1056 (international). The playback number is 800-388-5895 (domestic) or 402-220-1110 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
NET SALES	$205,577	$202,938	$575,297	$626,365

COST OF SALES	155,774	154,166	438,195	477,740

GROSS PROFIT	49,803	48,772	137,102	148,625

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	36,775	41,114	109,607	127,503
RESTRUCTURING AND INTEGRATION EXPENSES	3,304	1,905	5,677	6,117

OPERATING INCOME	9,724	5,753	21,818	15,005

OTHER INCOME, NET	783	1,293	4,310	21,665

INTEREST EXPENSE	2,423	3,289	7,225	11,005

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	8,084	3,757	18,903	25,665

INCOME TAX EXPENSE	3,360	3,360	7,754	12,693

EARNINGS FROM CONTINUING OPERATIONS	4,724	397	11,149	12,972

LOSS FROM DISCONTINUED OPERATION, NET OF TAX	(1,639)	(1,579)	(2,221)	(2,228)

NET EARNINGS (LOSS)	$3,085	$(1,182)	$8,928	$10,744

NET EARNINGS (LOSS) PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.25	$0.02	$0.59	$0.70
DISCONTINUED OPERATION	(0.09)	(0.08)	(0.11)	(0.12)
NET EARNINGS (LOSS) PER COMMON SHARE - BASIC	$0.16	$(0.06)	$0.48	$0.58

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.25	$0.02	$0.59	$0.70
DISCONTINUED OPERATION	(0.09)	(0.08)	(0.11)	(0.12)
NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$0.16	$(0.06)	$0.48	$0.58

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	18,895,299	18,558,330	18,769,791	18,479,817
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	19,088,673	18,617,724	18,790,155	18,512,475

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(Dollars in thousands, except per share amounts)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30,			September 30,
	2009	2008	2008	2009	2008
	(Unaudited)			(Unaudited)

EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$8,084	$3,757	$3,757	$18,903	$25,665

INCOME TAX EXPENSE	3,360	1,503 *	3,360	7,754	12,693

EARNINGS FROM CONTINUING OPERATIONS	4,724	2,254	397	11,149	12,972

RESTRUCTURING EXPENSES (NET OF TAX)	2,042	1,204	1,204	3,871	3,734

GAIN FROM SALE OF PREFERRED STOCK INVESTMENT (NET OF TAX)	-	-	-	(1,402)	-

LOSS FROM EXTINGUISHMENT OF MORTGAGE (NET OF TAX)	-	-	-	-	882

GAIN FROM SALE OF BUILDING (NET OF TAX)	(157)	(160)	(160)	(472)	(13,180)

GAIN FROM DEBENTURE REPURCHASE (NET OF TAX)	-	(942)	(942)	(24)	(942)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$6,609	$2,356	$499	$13,122	$3,466

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.25	$0.12	$0.02	$0.59	$0.70

RESTRUCTURING EXPENSES (NET OF TAX)	0.11	0.07	0.07	0.21	0.20

GAIN FROM SALE OF PREFERRED STOCK INVESTMENT (NET OF TAX)	-	-	-	(0.07)	-

LOSS FROM EXTINGUISHMENT OF MORTGAGE (NET OF TAX)	-	-	-	-	0.05

GAIN FROM SALE OF BUILDING (NET OF TAX)	(0.01)	(0.01)	(0.01)	(0.03)	(0.71)

GAIN FROM DEBENTURE REPURCHASE (NET OF TAX)	-	(0.05)	(0.05)	-	(0.05)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.35	$0.13	$0.03	$0.70	$0.19

* - @ 40% Statutory tax rate

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL   ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL  OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS

CASH	$10,456	$6,608

ACCOUNTS RECEIVABLE, GROSS	180,443	184,422
ALLOWANCE FOR DOUBTFUL ACCOUNTS	8,149	10,021
ACCOUNTS RECEIVABLE, NET	172,294	174,401

INVENTORIES	199,653	232,435
ASSETS HELD FOR SALE	1,291	1,654
OTHER CURRENT ASSETS	26,869	32,497

TOTAL CURRENT ASSETS	410,563	447,595

PROPERTY, PLANT AND EQUIPMENT, NET	63,869	66,901
GOODWILL AND OTHER INTANGIBLES	16,357	16,285
OTHER ASSETS	46,955	44,246

TOTAL ASSETS	$537,744	$575,027

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$92,521	$148,931
CURRENT PORTION OF LONG TERM DEBT	161	44,953
ACCOUNTS PAYABLE TRADE	77,367	68,312
ACCRUED CUSTOMER RETURNS	27,288	19,664
OTHER CURRENT LIABILITIES	81,571	61,136

TOTAL CURRENT LIABILITIES	278,908	342,996

LONG-TERM DEBT	18,179	273
ACCRUED ASBESTOS LIABILITY	24,860	23,758
OTHER LIABILITIES	42,652	44,455

TOTAL LIABILITIES	364,599	411,482

TOTAL STOCKHOLDERS' EQUITY	173,145	163,545

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$537,744	$575,027

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,				NINE MONTHS ENDED SEPTEMBER 30,
	2009		2008		2009		2008
	(unaudited)		(unaudited)		(unaudited)		(unaudited)
Revenues
Engine Management	$135,793		$135,502		$380,550		$417,346
Temperature Control	59,505		53,697		165,426		164,759
Europe	7,938		11,536		23,355		35,343
All Other	2,341		2,203		5,966		8,917
	$205,577		$202,938		$575,297		$626,365

Gross Margin
Engine Management	$32,909	24.2%	$32,381	23.9%	$94,511	24.8%	$98,771	23.7%
Temperature Control	13,056	21.9%	10,602	19.7%	30,765	18.6%	30,498	18.5%
Europe	1,663	20.9%	2,700	23.4%	5,361	23.0%	8,943	25.3%
All Other	2,175		3,089		6,465		10,413
	$49,803	24.2%	$48,772	24.0%	$137,102	23.8%	$148,625	23.7%

Selling, General & Administrative
Engine Management	$22,448	16.5%	$23,784	17.6%	$66,316	17.4%	$73,281	17.6%
Temperature Control	8,211	13.8%	9,472	17.6%	24,038	14.5%	26,465	16.1%
Europe	1,905	24.0%	2,658	23.0%	5,476	23.4%	8,025	22.7%
All Other	4,211		5,200		13,777		19,732
	36,775	17.9%	41,114	20.3%	109,607	19.1%	127,503	20.4%
Restructuring & Integration	3,304	1.6%	1,905	0.8%	5,677	0.9%	6,117	0.9%
	$40,079	19.5%	$43,019	21.1%	$115,284	20.0%	$133,620	21.3%

Operating Profit
Engine Management	$10,460	7.7%	$8,597	6.3%	$28,195	7.4%	$25,490	6.1%
Temperature Control	4,845	8.1%	1,130	2.1%	6,726	4.1%	4,033	2.4%
Europe	(241)	-3.0%	42	0.4%	(115)	-0.5%	918	2.6%
All Other	(2,036)		(2,111)		(7,311)		(9,319)
	13,028	6.3%	7,658	3.8%	27,495	4.8%	21,122	3.4%
Restructuring & Integration	3,304	1.6%	1,905	1.0%	5,677	1.0%	6,117	1.0%
	$9,724	4.7%	$5,753	2.8%	$21,818	3.8%	$15,005	2.4%